News

Release

Evans Bancorp, Inc.  6460 Main Street, Williamsville, NY 14221

FOR IMMEDIATE RELEASE

Evans Bancorp Reports Net Income of $2.9 Million

In Second Quarter 2024

WILLIAMSVILLE, NY, July 30, 2024 – Evans Bancorp, Inc. (the “Company” or “Evans”) (NYSE American: EVBN), a community financial services company serving Western New York since 1920, today reported results of operations for the second quarter ended June 30, 2024. The prior-year period includes business activity relating to The Evans Agency (TEA) prior to the sale to Arthur J. Gallagher & Co. on November 30, 2023.

HIGHLIGHTS

"	Net income per share was $0.53 in the second quarter, which was up 26% sequentially on higher revenue and lower expenses
"	Second quarter net interest margin of 2.71% was above expectations due to balance sheet adjustments in the first quarter and ongoing deposit pricing strategy
"	Total loan balances of $1.77 billion increased $43 million, or 5% annualized, year-to-date and were up $94 million, or 6%, over last year’s second quarter
"	Strong loan pipeline of $137 million
"	Total deposits of $1.89 billion increased $173 million, or 10%, year-to-date, and were up $105 million, or 6%, from the end of last year’s second quarter

Net income increased 26% to $2.9 million, or $0.53 per diluted share, in the second quarter of 2024, from $2.3 million, or $0.42 per diluted share, in the first quarter of 2024.  The sequential increase was due to higher net interest income of $0.4 million, an increase in non-interest income of $0.1 million, and lower non-interest expense of $0.4 million.  Last year’s second quarter had net income of $4.9 million, or $0.90 per diluted share.  The change from the prior-year period was due to lower net interest income of $1.4 million, an increase in loan provision of $0.4 million, and the impact of the sale of TEA.  Return on average equity was 6.76% for the second quarter of 2024, compared with 5.28% in the first quarter of 2024 and 12.25% in the second quarter of 2023.

David J. Nasca, President and CEO of Evans Bancorp, Inc., commented, “Strong performance was delivered in the second quarter, marked by growth in core banking operations and notable increases in commercial lending portfolio.  This growth, alongside a stable deposit base and other balance sheet optimization efforts during the first quarter, resulted in a net interest margin that exceeded expectations.  Additionally, disciplined expense management contributed to the 26% increase in net income on a sequential basis.

“We remain focused on strategic priorities, including enhancing our digital capabilities to provide innovative banking solutions, expanding our commercial loan portfolio in the Rochester market, and delivering exceptional customer service.  While we remain cautious about the economic outlook and potential impacts of interest rate fluctuations and regulatory changes, we are confident in our ability to perform through these challenges.”

Evans Bancorp Reports Net Income of $2.9 Million in Second Quarter 2024

July 30, 2024

Net Interest Income
($ in thousands)

	2Q 2024	1Q 2024	2Q 2023

Interest income	$27,815	$25,374	$23,988
Interest expense	13,495	11,467	8,307
Net interest income	14,320	13,907	15,681
Provision for credit losses	297	266	(116)
Net interest income after provision	$14,023	$13,641	$15,797

Net interest income of $14.3 million increased $0.4 million, or 3%, over the first quarter of 2024 due to higher average loans and the Company’s investment strategy to strengthen the balance sheet at the end of the first quarter.  Compared with last year’s second quarter, net interest income was lower by $1.4 million, or 9%, as a result of higher interest expense related to the increased cost of interest-bearing liabilities produced by competitive pricing on deposits.

Second quarter net interest margin of 2.71% decreased 8 basis points from the trailing first quarter and 39 basis points from the prior-year period.  The yield on loans increased 7 basis points compared with the first quarter and was up 37 basis points year-over-year.  The cost of interest-bearing liabilities was 3.27% compared with 3.04% in the first quarter of 2024 and 2.18% in the second quarter of 2023.

The $0.3 million provision for credit losses in the second quarter was due to loan growth as well as slower prepayment rates, partially offset by improving economic factors.

Asset Quality
($ in thousands)

	2Q 2024	1Q 2024	2Q 2023

Total non-performing loans	$25,128	$27,977	$27,789
Total net loan charge-offs	22	93	35
Non-performing loans / Total loans	1.42%	1.62%	1.66%
Net loan charge-offs / Average loans	0.01%	0.02%	0.01%
Allowance for loan losses / Total loans	1.28%	1.29%	1.28%

Non-Interest Income
($ in thousands)
	2Q 2024	1Q 2024	2Q 2023

Deposit service charges	$667	$681	$645
Insurance service and fee revenue	176	149	2,720
Bank-owned life insurance	252	246	238
Interchange fee income	504	466	528
Other income	801	725	570
Total non-interest income	$2,400	$2,267	$4,701

Evans Bancorp Reports Net Income of $2.9 Million in Second Quarter 2024

July 30, 2024

Total non-interest income increased $0.1 million from the sequential quarter primarily due to higher loan fees and wealth management revenue.

The $2.3 million reduction from the prior-year period was due to lower insurance service and fee revenue of $2.5 million mostly driven by the sale of TEA, partially offset by an increase in other income of $0.2 million.

Non-Interest Expense
($ in thousands)
	2Q 2024	1Q 2024	2Q 2023

Salaries and employee benefits	$7,330	$7,837	$8,649
Occupancy	1,089	1,157	1,145
Advertising and public relations	254	171	407
Professional services	870	895	808
Technology and communications	1,596	1,409	1,542
Amortization of intangibles	4	4	100
FDIC insurance	300	325	350
Other expenses	1,115	1,129	1,171
Total non-interest expenses	$12,558	$12,927	$14,172

Non-interest expenses decreased $0.4 million from the sequential quarter and $1.6 million from the prior-year period.

Salaries and employee benefits, the largest component of non-interest expenses, were down $0.5 million, or 6% from the first quarter of 2024 and $1.3 million, or 15%, from the prior-year period. Included in salaries and employee benefits during the first quarter of 2024 was the funding of employee’s health savings accounts and payroll taxes that are typically higher in the first quarter.  Compared with last year’s second quarter, the decrease was primarily due to salaries and employee benefits expenses related to TEA of $1.5 million, offset by higher incentive accruals of $0.2 million.

The change in advertising and public relations when compared with both periods reflected the timing of promotional campaigns.

Technology and communications expenses increased $0.2 million from the sequential first quarter but remained relatively flat from last year’s second quarter.  The sequential increase was due to higher ATM card fees as well as software costs as the Company continues to invest in technological solutions.

The Company’s GAAP efficiency ratio, or noninterest expenses divided by the sum of net interest income and noninterest income, was 75.11% in the second quarter of 2024, 79.92% in the first quarter of 2024, and 69.53% in the second quarter of 2023.

Income tax expense was $0.9 million, for an effective tax rate of 23.8%, in the second quarter of 2024 compared with 21.7% in the first quarter of 2024 and 22.0% in last year’s second quarter.

Evans Bancorp Reports Net Income of $2.9 Million in Second Quarter 2024

July 30, 2024

Balance Sheet Highlights

“Our capital position remains solid, providing us with the capacity to support clients, invest in strategic initiatives, and return capital to shareholders.  Investments in our team continue to drive strong loan production, which is on plan through the first half of the year.  With a healthy pipeline in place, we expect mid-single digit commercial loan growth in 2024,” commented John Connerton, Chief Financial Officer of Evans Bank.

Total assets were $2.26 billion as of June 30, 2024, an increase of $149 million, or 7%, since December 31, 2023, and were up $102 million, or 5%, since June 30, 2023.  Interest-bearing deposits at banks increased $106 million and $100 million, respectively, from the comparative periods.  In addition, loan growth was $44 million, or 5% on an annualized basis, since year end 2023 and $94 million, or 6%, when compared with the prior-year period.  Partially offsetting those increases was a reduction in investment securities of $10 million and $86 million since December 31, 2023, and June 30, 2023 respectively.  Since June 30, 2023, commercial real estate loans increased $60 million and commercial and industrial loans increased $28 million.

Investment securities were $267 million at June 30, 2024, $5 million lower than the end of the first quarter of 2024 and $86 million lower than the end of last year’s second quarter.  The Company sold $78 million of investment securities during the fourth quarter of 2023 and used the proceeds to reduce short-term borrowings. The primary objectives of the Company’s investment portfolio are to provide liquidity, secure municipal deposits, and maximize income while preserving the safety of principal.  The Company has the positive intent and ability to hold the remaining portfolio through recovery of value.

Total deposits of $1.89 billion increased $173 million, or 10%, from December 31, 2023, and were up $105 million, or 6%, from the end of last year’s second quarter.  From a product perspective, the change from year-end reflected increases in brokered time deposits of $55 million, municipal saving deposits of $40 million, NOW deposits of $37 million, consumer time deposits of $13 million, commercial savings of $11 million, consumer savings of $10 million, and demand deposits of $7 million.

At June 30, 2024, Evans had $41 million borrowed at FHLB.  Given the current collateral available at FHLB, advances up to $303 million can be drawn on the FHLB via the Company’s overnight line of credit.  Additionally, Evans has the ability to borrow from the Federal Reserve.  At June 30, 2024, Evans had $88 million in short-term borrowings with the Federal Reserve and $10 million in additional availability to borrow against collateral.

Capital Management

The Company has consistently maintained regulatory capital ratios measurably above the Federal “well capitalized” standard, including a Tier 1 leverage ratio of 10.04% at June 30, 2024 compared with 10.52% at March 31, 2024 and 9.43% at June 30, 2023.

Book value per share was $32.15 at June 30, 2024 compared with $31.62 at March 31, 2023 and $29.12 at June 30, 2023.  Reflected in the book value changes are the Federal Reserve’s aggressive interest rate hikes that have resulted in significant unrealized losses on investment securities.  As of June 30, 2024, this amounted to $7.89 per share impact to book value.  Such unrealized gains and losses are due to changes in interest rates and represent the difference, net of applicable income tax effect, between the estimated fair value and amortized cost of investment securities classified as available-for-sale.

Non-GAAP tangible book value per share was $31.81 at June 30, 2024 compared with $31.29 at March 31, 2024 and $26.61 at June 30, 2023. The increase over the prior-year period reflected the sale of TEA, which resulted in significant value creation including growth in tangible book value.

Evans Bancorp Reports Net Income of $2.9 Million in Second Quarter 2024

July 30, 2024

Webcast and Conference Call

The Company will host a conference call and webcast on Tuesday, July 30, 2024 at 4:45 p.m. ET. Management will review the financial and operating results for the second quarter of 2024, as well as the Company’s strategy and outlook.  A question and answer session will follow.

The conference call can be accessed by calling (201) 689-8471.  Alternatively, the webcast can be monitored at www.evansbancorp.com.

A telephonic replay will be available from 8:00 p.m. ET on the day of the teleconference until Tuesday,
August 13, 2024.  To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13746898, or access the webcast replay at www.evansbancorp.com , where a transcript will be posted once available.

About Evans Bancorp, Inc.

Evans Bancorp, Inc. is a financial holding company and the parent company of Evans Bank, N.A., a commercial bank with $2.3 billion in assets and $1.9 billion in deposits at June 30, 2024.  Evans Bank is a full-service community bank with 18 branches providing comprehensive financial services to consumer, business and municipal customers throughout Western New York.  Evans Investment Services provides non-deposit investment products, such as annuities and mutual funds.

Evans Bancorp, Inc. and Evans Bank routinely post news and other important information on their websites, at www.evansbancorp.com and www.evansbank.com.

Safe Harbor Statement:  This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings.  These statements are not historical facts or guarantees of future performance, events or results.  There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include the impacts from competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies.  These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made.  Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

For more information contact:	-OR-
John B. Connerton Executive Vice President and Chief Financial Officer	Deborah K. Pawlowski/Craig Mychajluk Kei Advisors LLC
(716) 926-2000 jconnerton@evansbank.com	(716) 843-3908 dpawlowski@keiadvisors.com
Media Contact:	cmychajluk@keiadvisors.com
Kathleen Rizzo Young Group VP/Public & Community Relations Director (716) 343-5562 krizzoyoung@evansbank.com

Evans Bancorp Reports Net Income of $2.9 Million in Second Quarter 2024

July 30, 2024

EVANS BANCORP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(in thousands, except shares and per share data)
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
ASSETS
Interest-bearing deposits at banks	$110,042	$164,400	$3,798	$7,468	$10,334
Securities AFS	263,740	268,476	275,680	334,460	351,595
Securities HTM	3,626	3,611	2,059	2,170	2,241
Loans	1,765,116	1,721,876	1,720,946	1,704,400	1,670,753
Allowance for credit losses	(22,562)	(22,287)	(22,114)	(21,846)	(21,368)
Goodwill and intangible assets	1,854	1,858	1,862	13,629	13,729
All other assets	135,551	122,010	126,432	134,462	127,679
Total assets	$2,257,367	$2,259,944	$2,108,663	$2,174,743	$2,154,963

LIABILITIES AND STOCKHOLDERS'
EQUITY
Demand deposits	$397,535	$399,558	$390,238	$447,306	$442,195
NOW deposits	382,513	381,798	345,279	324,219	303,159
Savings deposits	710,596	715,495	649,621	698,653	726,687
Time deposits	400,897	394,515	333,623	335,228	314,574
Total deposits	1,891,541	1,891,366	1,718,761	1,805,406	1,786,615
Securities sold under agreement to repurchase	7,684	6,873	9,475	13,447	19,185
Subordinated debt	31,228	31,203	31,177	31,152	31,126
Other borrowings	129,006	131,023	145,123	151,252	140,386
Other liabilities	20,259	24,884	25,908	22,551	18,167
Total stockholders' equity	$177,649	$174,595	$178,219	$150,935	$159,484

SHARES AND CAPITAL RATIOS
Common shares outstanding	5,525,838	5,521,009	5,499,772	5,483,591	5,477,505
Book value per share	$32.15	$31.62	$32.40	$27.52	$29.12
Tangible book value per share (Non-GAAP)	$31.81	$31.29	$32.07	$25.04	$26.61
Tier 1 leverage ratio	10.04%	10.52%	10.37%	9.40%	9.43%
Tier 1 risk-based capital ratio	13.55%	13.63%	13.80%	12.04%	12.73%
Total risk-based capital ratio	14.80%	14.89%	15.05%	13.29%	13.98%

ASSET QUALITY DATA
Total non-performing loans	$25,128	$27,977	$27,325	$27,311	$27,789
Total net loan charge-offs (recoveries)	22	93	11	35	35
Other real estate owned (OREO)	$6,902	$-	$-	$-	$-

Non-performing loans/Total loans	1.42%	1.62%	1.59%	1.60%	1.66%
Net loan charge-offs (recoveries)/Average loans	0.01%	0.02%	-%	0.01%	0.01%
Allowance for credit losses/Total loans	1.28%	1.29%	1.28%	1.28%	1.28%

Evans Bancorp Reports Net Income of $2.9 Million in Second Quarter 2024

July 30, 2024

EVANS BANCORP, INC AND SUBSIDIARIES
SELECTED OPERATIONS DATA (UNAUDITED)
(in thousands, except share and per share data)
	2024	2024	2023	2023	2023
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Interest income	$27,815	$25,374	$25,205	$24,292	$23,988
Interest expense	13,495	11,467	11,259	10,036	8,307
Net interest income	14,320	13,907	13,946	14,256	15,681
Provision for credit losses	297	266	282	506	(116)
Net interest income after provision for credit losses	14,023	13,641	13,664	13,750	15,797

Deposit service charges	667	681	670	665	645
Insurance service and fee revenue	176	149	1,613	3,498	2,720
Bank-owned life insurance	252	246	230	239	238
Interchange fee income	504	466	510	516	528
Gain on sale of insurance agency	-	-	20,160	-	-
Loss on sale of investment securities	-	-	(5,044)	-	-
Other income	801	725	412	638	570
Total non-interest income	2,400	2,267	18,551	5,556	4,701

Salaries and employee benefits	7,330	7,837	10,251	8,735	8,649
Occupancy	1,089	1,157	1,078	1,109	1,145
Advertising and public relations	254	171	296	348	407
Professional services	870	895	1,003	869	808
Technology and communications	1,596	1,409	1,545	1,517	1,542
Amortization of intangibles	4	4	67	100	100
FDIC insurance	300	325	350	350	350
Other expenses	1,115	1,129	1,710	1,379	1,171
Total non-interest expenses	12,558	12,927	16,300	14,407	14,172

Income before income taxes	3,865	2,981	15,915	4,899	6,326
Income tax provision	919	647	5,741	1,281	1,394
Net income	2,946	2,334	10,174	3,618	4,932

PER SHARE DATA
Net income per common share-diluted	$0.53	$0.42	$1.85	$0.66	$0.90
Cash dividends per common share	$-	$0.66	$-	$0.66	$-
Weighted average number of diluted shares	5,530,120	5,519,244	5,497,029	5,490,600	5,474,462

PERFORMANCE RATIOS
Return on average total assets	0.52%	0.44%	1.90%	0.67%	0.91%
Return on average stockholders' equity	6.76%	5.28%	25.73%	9.06%	12.25%
Return on average tangible common stockholders' equity (Non-GAAP)*	6.83%	5.33%	27.37%	9.90%	13.39%
Efficiency ratio	75.11%	79.92%	50.16%	72.72%	69.53%
Efficiency ratio (Non-GAAP)**	75.08%	79.90%	93.40%	72.21%	69.04%

* The calculation of the average tangible common stockholders' equity ratio excludes goodwill and intangible assets from average stockholders equity.

** The calculation of the non-GAAP efficiency ratio excludes amortization of intangibles, gains and losses from investment securities, gains from sale of subsidiaries, merger-related expenses and the impact of historic tax credit transactions.

Evans Bancorp Reports Net Income of $2.9 Million in Second Quarter 2024

July 30, 2024

EVANS BANCORP, INC AND SUBSIDIARIES
SELECTED AVERAGE BALANCES AND YIELDS/RATES (UNAUDITED)
(in thousands)
	2024	2024	2023	2023	2023
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
AVERAGE BALANCES

Loans, net	$1,715,280	$1,703,320	$1,682,177	$1,658,132	$1,646,502
Investment securities	275,854	280,975	327,303	355,870	373,922
Interest-bearing deposits at banks	137,442	18,889	5,916	9,883	7,235
Total interest-earning assets	2,128,576	2,003,184	2,015,396	2,023,885	2,027,659
Non interest-earning assets	123,457	117,646	128,915	135,896	129,793
Total Assets	$2,252,033	$2,120,830	$2,144,311	$2,159,781	$2,157,452

NOW	374,910	347,908	333,893	311,624	281,910
Savings	718,627	658,656	687,223	708,724	776,020
Time deposits	399,476	342,358	335,646	325,667	304,575
Total interest-bearing deposits	1,493,013	1,348,922	1,356,762	1,346,015	1,362,505
Borrowings	168,856	166,948	197,363	192,277	163,338
Total interest-bearing liabilities	1,661,869	1,515,870	1,554,125	1,538,292	1,525,843

Demand deposits	395,876	404,053	409,115	441,149	451,990
Other non-interest bearing liabilities	19,885	23,943	22,880	20,529	18,532
Stockholders' equity	174,403	176,964	158,191	159,811	161,087

Total Liabilities and Equity	$2,252,033	$2,120,830	$2,144,311	$2,159,781	$2,157,452

Average tangible common stockholders' equity (Non-GAAP)*	172,546	175,103	148,673	146,122	147,299

YIELD/RATE

Loans, net	5.63%	5.56%	5.43%	5.25%	5.26%
Investment securities	2.63%	2.53%	2.53%	2.48%	2.47%
Interest-bearing deposits at banks	5.86%	1.68%	6.38%	5.29%	4.45%
Total interest-earning assets	5.26%	5.09%	4.96%	4.76%	4.75%

NOW	2.50%	2.30%	2.12%	1.79%	1.24%
Savings	2.53%	2.25%	2.09%	1.85%	1.58%
Time deposits	4.52%	4.24%	3.83%	3.45%	3.10%
Total interest-bearing deposits	3.05%	2.77%	2.53%	2.22%	1.85%
Borrowings	5.16%	5.25%	5.27%	5.14%	4.98%
Total interest-bearing liabilities	3.27%	3.04%	2.87%	2.59%	2.18%

Interest rate spread	1.99%	2.05%	2.09%	2.17%	2.57%
Contribution of interest-free funds	0.72%	0.74%	0.66%	0.62%	0.53%
Net interest margin	2.71%	2.79%	2.75%	2.79%	3.10%
* Average tangible common stockholders' equity excludes goodwill and intangible assets from average stockholders equity.